UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
November 3, 2005	33-74876-D

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue

Denver, Colorado 80216

303/320-8800

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2005, Sport-Haley, Inc. (the “Company”) entered into a joint venture with Explorer Gear USA, Inc., a California corporation (“Explorer Gear”) in order to manufacture and  market Top-Flite™ branded apparel to Wal-Mart Stores, Inc. (“Wal-Mart”) in the United States.  The joint venture was formed and will be operated as a separate Colorado limited liability company named Reserve Apparel Group, LLC (“Reserve Apparel”).

On November 3, 2005, the Company and Explorer Gear filed articles of organization to form Reserve Apparel.  In addition, the Company and Explorer Gear entered into an Operating Agreement governing Reserve Apparel on the same day.  The articles of organization are attached as Exhibit 99.1 and the Operating Agreement is attached as Exhibit 10.1 and both are incorporated herein by reference.  A copy of a news release dated November 8, 2005 announcing the joint venture and formation of the operating limited liability company, is attached hereto as Exhibit 99.2 and the information contained therein is incorporated herein by reference.

Pursuant to the Operating Agreement of Reserve Apparel, the LLC was formed with two members, Sport-Haley and Explorer Gear.  Each member will initially own a fifty percent membership interest in the LLC, subject to certain potential adjustments in the future.  Management of the LLC is vested in the members, who have delegated certain tasks to a Operating Manager and to a Management Committee.  Since Reserve Apparel will use Sport-Haley’s license to manufacture and market Top-Flite™ apparel in the United States that the Company has previously obtained from Callaway Golf Company (“Callaway”), the Operating Agreement provides for Callaway to approve various aspects of Reserve Apparel’s business operations.  Callaway has given Sport-Haley its consent to use the Top-Flite™ license in connection with Reserve Apparel, subject to certain conditions.  Further, the Operating Agreement provides that Sport-Haley will provide to the joint venture, among other things,  the use of its warehouse facilities and personnel, shipping and receiving of apparel, administrative, accounting, invoicing, and collections services.  Explorer Gear will provide to the joint venture, among other things, the procurement of orders from Wal-Mart through its contacts, pricing, advertising and design services and arranging for the sourcing and manufacturing of the apparel through certain manufacturing plants affiliated with Explorer Gear by ownership.

Item 8.01 Other Events

As described above, on November 3, 2005, the Company and Explorer Gear entered into a joint venture by forming a Colorado limited liability company named Reserve Apparel Group, LLC.  The purpose of the LLC is to manufacture and market Top-Flite™ branded apparel in the United States to Wal-Mart stores in the United States.  The Company is licensed by Callaway to manufacture and market Top-Flite™ apparel in the United States and other countries.  Explorer Headgear, Inc., affiliated with Explorer Gear by ownership, is licensed by Callaway to manufacture and market Top-Flite™ apparel in Canada.  A copy of a news release dated November 8, 2005 announcing the joint venture and formation of the operating limited liability company, is attached hereto as Exhibit 99.2 and the information contained therein is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Operating Agreement, Reserve Apparel Group, LLC

99.1	Articles of Organization, Reserve Apparel Group, LLC

99.2	News Release dated November 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: November 8, 2005	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer